Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Carla Kneipp Phone 713.207.6500
For Immediate Release	Page 1 of 6

CenterPoint Energy reports first quarter 2015 earnings of $0.30 per diluted share and reaffirms full year guidance

•	Strong customer growth continues:

•	Continued 2% annualized growth in metered electric customers

•	Continued 1% growth in new gas customers

•	Initiated key rate filings, including Houston Electric’s DCRF filing and Gas Operations’ Texas Coast rate case and GRIP filings

•	Company reaffirms full-year 2015 consolidated earnings guidance of $1.00 - $1.10 per diluted share; $0.71 - 0.75 utility operations and $0.29 - $0.35 for equity investment in midstream operations

Houston, TX – May 11, 2015 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $131 million, or $0.30 per diluted share, for the first quarter of 2015, compared with $185 million, or $0.43 per diluted share for the same period of the prior year. On a guidance basis, for the first quarter 2015, CenterPoint Energy earned 30 cents per diluted share. Utility operations earned 22 cents per diluted share and the equity investment in midstream operations earned 8 cents per diluted share.

Operating income for the first quarter of 2015 was $256 million, compared with $295 million in the prior year. Equity income from the company’s investment in midstream operations was $52 million, for the first quarter of 2015, compared with $91 million in the prior year.

“I’m pleased with our first quarter results, which were in-line with our forecasts,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Our utilities continue to benefit from strong customer growth, and ongoing attention to cost management. Further, we filed several key rate recovery mechanisms in the quarter. Enable Midstream continues to execute their long-term strategy despite the challenges associated with a lower commodity price environment.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $96 million for the first quarter of 2015, consisting of $68 million from the regulated electric transmission & distribution utility operations (TDU) and $28 million related to securitization bonds. Operating income for the first quarter of 2014 was $105 million, consisting of $75 million from the TDU and $30 million related to securitization bonds.

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Operating income for the TDU benefited primarily from higher net transmission-related revenues ($7 million) and continued strong customer growth ($6 million). These benefits were more than offset largely due to milder weather and the related weather hedge ($8 million), reduced equity return ($6 million) and lower right of way revenues ($3 million).

Natural Gas Distribution

The natural gas distribution segment reported operating income of $146 million for the first quarter of 2015, compared with $162 million for the same period of 2014. Operating income benefited from rate relief and customer growth ($7 million). Such benefits were more than offset by reduced usage due to milder weather primarily in our Minnesota service territory ($9 million) and higher depreciation and amortization expense and taxes ($10 million).

Energy Services

The energy services segment reported operating income of $13 million for the first quarter of 2015, compared to $26 million for the same period of 2014. First quarter operating income for 2015 included a mark-to-market accounting loss of $4 million, compared to a gain of $4 million for the same period of 2014. The remaining decrease in operating income was margin-related, primarily as a result of reduced weather-related optimization opportunities for existing gas transportation assets.

Equity Investment in Midstream Operations

The midstream investments segment reported $52 million of equity income for the first quarter of 2015, compared with $91 million in the prior year. In their May 6, 2015, press release, Enable Midstream stated that the decrease in net income attributable to the partnership is primarily a result of lower gross margin due to lower commodity prices.

Cash distributions received in the first quarter of 2015 were $72 million. Further, Enable Midstream declared a quarterly cash distribution on April 24, 2015, from which CenterPoint Energy expects to receive approximately $73 million. This represents an increase of approximately 1.2 percent over the prior quarter distribution.

Refer to Enable Midstream’s earnings press release issued on May 6, 2015, for detailed results of operations.

Dividend Declaration

On April 23, 2015, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2475 per share of common stock payable on June 10, 2015, to shareholders of record as of the close of business on May 15, 2015.

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Outlook for 2015

CenterPoint Energy reaffirms that its earnings estimate for 2015 utility operations is in the range of $0.71 to $0.75 per diluted share. The company expects its 2015 earnings estimate from its equity investment in midstream operations to be in the range of $0.29 to $0.35 per diluted share. On a consolidated basis, CenterPoint Energy reaffirms earnings on a guidance basis for 2015 in the range of $1.00 to $1.10 per diluted share.

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

In providing guidance for equity investments in midstream operations, the company assumes a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of our basis differential in Enable Midstream. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2015 dated May 6, 2015, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

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CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2015 annual earnings guidance

	Quarter Ended March 31, 2015
	Net Income (in millions)	EPS
Consolidated as reported	$131	$0.30
Midstream Investments	(33)	(0.08)

Utility Operations (1)	98	$0.22

Timing effects impacting CES(2):
Mark-to-market (gain) losses	3	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	11	0.03
Indexed debt securities	(16)	(0.04)

Utility operations earnings on an adjusted guidance basis	$96	$0.22

Per the basis used in providing 2015 earnings guidance:
Utility Operations on a guidance basis	$96	$0.22
Midstream Investments	33	0.08

2015 Consolidated on guidance basis	$129	$0.30

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Time Warner Inc., Time Warner Cable Inc., Time Inc. and AOL Inc.

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Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2015. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Monday, May 11, 2015, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13)

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commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (22) the investment performance of pension and postretirement benefit plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. A reconciliation of net income and diluted earnings per share to the basis used in providing 2015 guidance is provided in this news release.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended
	March 31,
	2015	2014
Revenues:
Electric Transmission & Distribution	$612	$629
Natural Gas Distribution	1,193	1,487
Energy Services	650	1,084
Other Operations	4	4
Eliminations	(26)	(41)

Total	2,433	3,163

Expenses:
Natural gas	1,354	2,043
Operation and maintenance	498	479
Depreciation and amortization	217	235
Taxes other than income taxes	108	111

Total	2,177	2,868

Operating Income	256	295

Other Income (Expense) :
Loss on marketable securities	(17)	(30)
Gain on indexed debt securities	24	43
Interest and other finance charges	(89)	(84)
Interest on transition and system restoration bonds	(28)	(30)
Equity in earnings of unconsolidated affiliates	52	91
Other - net	11	9

Total	(47)	(1)

Income Before Income Taxes	209	294

Income Tax Expense	78	109

Net Income	$131	$185

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended
	March 31,
	2015	2014
Basic Earnings Per Common Share	$0.30	$0.43

Diluted Earnings Per Common Share	$0.30	$0.43

Dividends Declared per Common Share	$0.2475	$0.2375

Weighted Average Common Shares Outstanding (000):
- Basic	429,955	429,163
- Diluted	431,183	430,559

Operating Income by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$68	$75
Transition and System Restoration Bond Companies	28	30

Total Electric Transmission & Distribution	96	105
Natural Gas Distribution	146	162
Energy Services	13	26
Other Operations	1	2

Total	$256	$295

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended March 31,		% Diff
	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$514	$502	2%
Transition and system restoration bond companies	98	127	(23%)

Total	612	629	(3%)

Expenses:
Operation and maintenance	307	288	(7%)
Depreciation and amortization	83	81	(2%)
Taxes other than income taxes	56	58	3%
Transition and system restoration bond companies	70	97	28%

Total	516	524	2%

Operating Income	$96	$105	(9%)

Operating Income:
Electric transmission and distribution operations	$68	$75	(9%)
Transition and system restoration bond companies	28	30	(7%)

Total Segment Operating Income	$96	$105	(9%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,412,794	5,282,384	2%
Total	18,014,776	17,718,811	2%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	57%	52%	5%
Heating degree days	135%	136%	(1%)

Number of metered customers - end of period:
Residential	2,043,463	1,994,506	2%
Total	2,310,706	2,257,065	2%

	Natural Gas Distribution
	Quarter Ended
	March 31,		% Diff
	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$1,193	$1,487	(20%)
Natural gas	756	1,039	27%

Gross Margin	437	448	(2%)

Expenses:
Operation and maintenance	186	187	1%
Depreciation and amortization	55	48	(15%)
Taxes other than income taxes	50	51	2%

Total	291	286	(2%)

Operating Income	$146	$162	(10%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	97	106	(8%)
Commercial and Industrial	88	97	(9%)

Total Throughput	185	203	(9%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	113%	126%	(13%)

Number of customers - end of period:
Residential	3,137,337	3,103,209	1%
Commercial and Industrial	251,811	248,625	1%

Total	3,389,148	3,351,834	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended
	March 31,		% Diff
	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$650	$1,084	(40%)
Natural gas	624	1,045	40%

Gross Margin	26	39	(33%)

Expenses:
Operation and maintenance	12	12	—
Depreciation and amortization	1	1	—

Total	13	13	—

Operating Income	$13	$26	(50%)

Mark-to-market gain (loss)	$(4)	$4	(200%)

Energy Services Operating Data:
Throughput data in BCF	185	184	1%

Number of customers - end of period	18,206	17,395	5%

	Other Operations
	Quarter Ended
	March 31,		% Diff
	2015	2014	Fav/(Unfav)
Results of Operations:
Revenues	$4	$4	—
Expenses	3	2	(50%)

Operating Income	$1	$2	(50%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended
	March 31,
	2015	2014
Capital Expenditures by Segment
Electric Transmission & Distribution	$208	$187
Natural Gas Distribution	91	83
Energy Services	1	1
Other Operations	9	15

Total	$309	$286

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended
	March 31,
	2015	2014
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6
Capitalization of Interest Cost	(3)	(3)
Transition and System Restoration Bond Interest Expense	28	30
Other Interest Expense	86	81

Total Interest Expense	$117	$114

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS

Current Assets:
Cash and cash equivalents	$234	$298
Other current assets	2,457	2,970

Total current assets	2,691	3,268

Property, Plant and Equipment, net	10,670	10,502

Other Assets:
Goodwill	840	840
Regulatory assets	3,426	3,527
Investment in unconsolidated affiliates	4,501	4,521
Other non-current assets	542	542

Total other assets	9,309	9,430

Total Assets	$22,670	$23,200

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$—	$53
Current portion of transition and system restoration bonds long-term debt	380	372
Indexed debt	154	152
Current portion of other long-term debt	271	271
Other current liabilities	2,382	2,627

Total current liabilities	3,187	3,475

Other Liabilities:
Accumulated deferred income taxes, net	4,716	4,757
Regulatory liabilities	1,243	1,206
Other non-current liabilities	1,183	1,205

Total other liabilities	7,142	7,168

Long-term Debt:
Transition and system restoration bonds	2,528	2,674
Other	5,239	5,335

Total long-term debt	7,767	8,009

Shareholders’ Equity	4,574	4,548

Total Liabilities and Shareholders’ Equity	$22,670	$23,200

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$131	$185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	224	242
Deferred income taxes	7	4
Write-down of natural gas inventory	2	—
Changes in net regulatory assets	58	27
Changes in other assets and liabilities	245	(70)
Other, net	(1)	(8)

Net Cash Provided by Operating Activities	666	380

Net Cash Used in Investing Activities	(337)	(316)

Net Cash Provided by (Used in) Financing Activities	(393)	107

Net Increase (Decrease) in Cash and Cash Equivalents	(64)	171

Cash and Cash Equivalents at Beginning of Period	298	208

Cash and Cash Equivalents at End of Period	$234	$379

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.